Exhibit 15.2

CONSENT OF ARCHER, CATHRO & ASSOCIATES (1981) LIMITED

We, Archer, Cathro & Associates (1981) Limited, in connection with Arras Minerals Corp.’s Annual Report on Form 20-F for the fiscal year ended October 31, 2023 (the “Form 20-F”), consent to:

  the filing and use of the technical report summary titled “Beskauga Copper-Gold Project, Republic of Kazakhstan, Mineral Resource Estimate — S-K 1300 Technical Report Summary” (the “Technical Report Summary”), dated February 27, 2024, as an exhibit to and referenced in the Form 20-F or any amendment thereto;
  the use of and references to our name in connection with the Form 20-F or any amendment thereto and any such Technical Report Summary; and
  the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F or any amendment thereto.

Archer, Cathro & Associates (1981) Limited

Date: February 27, 2024	By:	/s/ Matthew Dumala, P.Eng,
	Name:	Matthew Dumala, P.Eng,
	Title:	Partner and Senior Engineer